                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM T-1

                               Statement of Eligibility
                        Under the Trust Indenture Act of 1939
                    of a Corporation Designated to Act as Trustee

                  Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ______


                            HARRIS TRUST AND SAVINGS BANK
                                  (Name of Trustee)

    Illinois                                               36-1194448
(State of Incorporation)                              (I.R.S. Employer
                                                        Identification
                                                             No.)

                   111 West Monroe Street, Chicago, Illinois  60603
                       (Address of principal executive offices)

                   Judith Bartolini, Harris Trust and Savings Bank,
                   311 West Monroe Street, Chicago, Illinois, 60606
                     312-461-2527 phone   312-461-3525 facsimile
              (Name, address and telephone number for agent for service)



                          COMMONWEALTH ALUMINUM CORPORATION
                                  (Name of obligor)

    Delaware                                               13-3245741
(State of Incorporation)                              (I.R.S. Employer
                                                        Identification
                                                             No.)

                                1372 State Road 1957
                           Lewisport, Kentucky  42351-0480
                       (Address of principal executive offices)



                      10 3/4% Senior Subordinated Notes due 2006
                           (Title of indenture securities)
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1.  GENERAL INFORMATION.  Furnish the following information as to the Trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

              Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System,Washington, D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

              Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

              The Obligor is not an affiliate of the Trustee.

3. thru 15.

              NO RESPONSE NECESSARY

16. LIST OF EXHIBITS.

    1. A copy of the articles of association of the Trustee is now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

         A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

    2.   A copy of the existing by-laws of the Trustee.

         A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of C-Cube Microsystems Inc., File No. 33-97166, and is incorporated herein by reference.

    3.   The consents of the Trustee required by Section 321(b) of the Act.

              (included as Exhibit A on page 2 of this statement)

    4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

              (included as Exhibit B on page 3 of this statement)


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                                      SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 1st day of October, 1996.

HARRIS TRUST AND SAVINGS BANK


By: /s/ J. Bartolini
   ----------------------------
    J. Bartolini
    Vice President

EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK


By: /s/ J. Bartonlini
   ----------------------------
    J. Bartolini
    Vice President



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EXHIBIT BAttached is a true and correct copy of the statement of condition of
Harris Trust and Savings Bank as of March 31, 1996, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                              [GRAPHIC]  HARRIS BANK

                            Harris Trust and Savings Bank
                                111 West Monroe Street
                               Chicago, Illinois  60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on March 31, 1996, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                            Bank's Transit Number 71000288

                                                                THOUSANDS
                                                                OF DOLLARS
                                        ASSETS
CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS:
         NON-INTEREST BEARING BALANCES AND CURRENCY AND               $971,800
COIN.................................
         INTEREST BEARING                                             $508,198
BALANCES....................................
SECURITIES:................................................
A.  HELD-TO-MATURITY SECURITIES                                             $0
B.  AVAILABLE-FOR-SALE SECURITIES                                   $2,925,091
FEDERAL FUNDS SOLD AND SECURITIES PURCHASED UNDER
AGREEMENTS TO RESELL IN
    DOMESTIC OFFICES OF THE BANK AND OF ITS EDGE AND
    AGREEMENT
    SUBSIDIARIES, AND IN IBF'S:
         FEDERAL FUNDS                                                $304,450
SOLD............................................
         SECURITIES PURCHASED UNDER AGREEMENTS TO                           $0
RESELL..................................
LOANS AND LEASE FINANCING RECEIVABLES:
         LOANS AND LEASES, NET OF UNEARNED
INCOME..................................               $7,653,290

    LESS:  ALLOWANCE FOR LOAN AND LEASE
LOSSES...............................................      97,833
                                                        -----------
         LOANS AND LEASES, NET OF UNEARNED INCOME,
         ALLOWANCE, AND RESERVE
(ITEM 4.A MINUS 4.b).......................                         $7,555,457

ASSETS HELD IN TRADING ACCOUNTS........................               $107,161
PREMISES AND FIXED ASSETS (INCLUDING CAPITALIZED
LEASES)................................................               $139,122
OTHER REAL ESTATE OWNED................................                   $203
INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES AND ASSOCIATED
COMPANIES..............................                                   $200
CUSTOMER'S LIABILITY TO THIS BANK ON ACCEPTANCES
OUTSTANDING........................................                    $71,355
INTANGIBLE ASSETS......................................                $18,251
OTHER ASSETS...........................................               $474,460
                                                                   -------------
TOTAL ASSETS                                                       $13,075,748
                                                                   -------------
                                                                   -------------


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                     LIABILITIES
DEPOSITS:
    IN DOMESTIC OFFICES....................                         $4,830,361
    NON-INTEREST
BEARING................................                $2,390,307
    INTEREST
BEARING.......................................         $2,440,054
    IN FOREIGN OFFICES, EDGE AND AGREEMENT
SUBSIDIARIES, AND IBF'S.........................                    $2,990,031
    NON-INTEREST BEARING.........................         $71,451
    INTEREST BEARING..............................     $2,918,580
FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER
AGREEMENTS TO REPURCHASE IN DOMESTIC OFFICES OF THE
BANK AND OF ITS EDGE AND AGREEMENT SUBSIDIARIES,
AND IN IBF'S:
    FEDERAL FUNDS PURCHASED.........................                  $882,146
    SECURITIES SOLD UNDER AGREEMENTS TO
REPURCHASE......................................                    $2,020,913
TRADING LIABILITIES                                                    $66,711
OTHER BORROWED MONEY:................................
A.  WITH REMAINING MATURITY OF ONE YEAR OR LESS                       $897,852
B.  WITH REMAINING MATURITY OF MORE THAN ONE YEAR                      $11,520
BANK'S LIABILITY ON ACCEPTANCES EXECUTED AND
OUTSTANDING                                                            $71,355
SUBORDINATED NOTES AND DEBENTURES....................                 $295,000
OTHER LIABILITIES....................................                 $186,774
                                                      --------------------------
TOTAL LIABILITIES                                                  $12,252,663
                                                      --------------------------
                                                      --------------------------
                     EQUITY CAPITAL
COMMON STOCK.........................................                 $100,000
SURPLUS..............................................                 $275,000
A.  UNDIVIDED PROFITS AND CAPITAL
RESERVES.............................................                 $470,392
B.  NET UNREALIZED HOLDING GAINS (LOSSES) ON
AVAILABLE-FOR-SALE SECURITIES                                        ($22,307)
                                                      --------------------------
TOTAL EQUITY CAPITAL                                                  $823,085
                                                      --------------------------
                                                      --------------------------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
STOCK, AND EQUITY CAPITAL.............................             $13,075,748
                                                      --------------------------
                                                      --------------------------

     I, Steve Neudecker, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                   STEVE NEUDECKER
                                       4/30/96

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

               EDWARD W. LYMAN,
               ALAN G. McNALLY,
               MARIBETH S. RAHE
                                                                 Directors.


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